Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Lytus Technologies Holdings PTV. LTD.

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common Shares, par value $0.01 per share (1)(2)(4)	Rule 457(o)	3,733,767	$6.75	$21,469,160.20	$92.70 per $1,000,000	$1,990.19
	Equity	Underwriter’s Warrants (4)(5)	Rule 457(g)
	Equity	Common Shares underlying Underwriter Warrants (5)	Rule 457(g)	136,364	$8.44	$1,150,912.16	$92.70 per $1,000,000	$106.69
Fees Previously Paid	Equity	Common Shares, par value $0.01 per share (1)(3)(4)	Rule 457(o)	3,733,767	$6.75	21,469,160.20	$92.70 per $1,000,000	$1,990.19
	Equity	Underwriter’s Warrants (4)(5)	Rule 457(g)
	Equity	Common Shares underlying Underwriter Warrants (5)	Rule 457(g)	136,364	$8.44	$1,150,912.16	$92.70 per $1,000,000	$106.69
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$22,620,072.40		2,096.88
	Total Fees Previously Paid							2,096.88 (6)
	Total Fee Offsets
	Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). There is no current market for the securities or price at which the shares are being offered.

(2)	Includes up to 487,013 common shares subject to the underwriters’ over-allotment allowance.

(3)	Includes up to 409,090 common shares subject to the underwriters’ over-allotment allowance.

(4)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional common shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(5)	We have agreed to issue to the representative of the underwriters warrants to purchase the number of common shares (the “Representative Warrants”) in the aggregate equal to five percent (5%) of the shares sold at closing of the offering (excluding the over-allotment shares). The Representative Warrants will be exercisable at any time, and from time to time within four (4) years commencing from one (1) year from the closing of the offering, in whole or in part, but may not be transferred nor may the shares underlying the warrants be sold until 180 days from the effective date of the offering. The exercise price of the Representative Warrants is equal to 125% of the public offering price per share in the offering.

(6)	Previously paid.